EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries

Symbid Holding B.V., a besloten vennootschap (private limited liability company) organized under the laws of The Netherlands, wholly owned by Symbid Corp.

Symbid B.V., a besloten vennootschap (private limited liability company) organized under the laws of The Netherlands, wholly owned by Symbid Holding B.V.

FAC B.V., a besloten vennootschap (private limited liability company) organized under the laws of The Netherlands, wholly owned by Symbid Holding B.V.

Symbid Italia SPA, a private limited liability company organized under the laws of Italy, 50.1% owned by Symbid Holding B.V.

Symbid Germany GmbH, a public limited liability company organized under the laws of Germany, 51% owned by Symbid Holding B.V.

Variable Interest Entities

Symbid Cooperatie U.A., a private limited liability cooperative organized under the laws of The Netherlands, is a variable interest entity for which Symbid B.V. is considered the primary beneficiary.

Other Related Entities

Symbid Foundation

Stichting Symbid IP Foundation